Exhibit 8(m)(ii)
AMENDMENT TO PROTECTIVE LIFE INSURANCE
COMPANY PARTICIPATION AGREEMENT

Columbia Funds Variable Series Trust II, Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., and Protective Life Insurance Company hereby amend the Participation Agreement (“Agreement”) dated April 12, 2021, as amended, by doing the following:

1.
Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.
Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the______day of ___________, 2021.

Protective Life Insurance Company
By:
Title:
Date:

Columbia Funds Variable Series Trust II
By:
Title:
Date:

Columbia Management Investment Advisers, LLC
By:
Title:
Date:
Columbia Management Investment Distributors, Inc.
By:
Title:
Date:

SCHEDULE A

CONTRACTS

Protective Dimensions IV Variable Annuity

Protective Executive Benefits Private Placement VUL
Protective Executive Benefits Registered VUL
Protective Investors Benefit Advisory Variable Annuity
Schwab Genesis Variable Annuity
Schwab Genesis Advisory Variable Annuity
Protective Investors Series Variable Annuity
PVA II B Series Variable Annuity